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                                                                    EXHIBIT 23.1

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Connect Innovations, Inc. 1998 Stock Plan, and the Globalbrain.net Inc. 1999 Stock Option Plan of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule of NBC Internet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


Palo Alto, California
September 13, 2000